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            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in the Registration Statement on Form N-1A of the Holland Balanced Fund, a series of shares of Holland Series Fund, Inc., and to the use of our report dated November 21, 2008 on the Fund's financial statements and financial highlights. Such financial statements and financial highlights appear in the 2008 Annual Report to Shareholders that is incorporated by reference into the Statement of Additional Information.

                                            /s/ BRIGGS, BUNTING & DOUGHERTY, LLP

                                                BRIGGS, BUNTING & DOUGHERTY, LLP

PHILADELPHIA, PENNSYLVANIA
JANUARY 28, 2009